Execution Copy










                            ASSET PURCHASE AGREEMENT

                                      AMONG

                             WELLTECH EASTERN, INC.,

                               B&L HOTSHOT, INC.,
                             MCDOWELL & SONS, INC.,
                             4 STAR TRUCKING, INC.,
                                  R.B.R., INC.,

                                ROYCE D. THOMAS,
                                JOHN F. MCDOWELL
                                       AND
                                JOHN R. MCDOWELL






                                December 13, 1996

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of December 13, 1996 among WellTech Eastern, Inc., a Delaware corporation ("Buyer"), B&L Hotshot, Inc., a Michigan corporation ("B&L"), McDowell & Sons, Inc., a Michigan corporation ("McDowell"), 4Star Trucking, Inc., a Michigan corporation ("4Star"), R.B.R., Inc., a Michigan corporation ("RBR"), Royce D. Thomas ("Royce"), John F. McDowell ("John F.") and John R. McDowell ("John R."). B&L, McDowell, 4Star and RBR are referred to collectively herein as the "Sellers" and individually as a "Seller." Royce, John F. and John R. are referred to collectively herein as the "Shareholders" and individually as a "Shareholder."

                              W I T N E S S E T H:

         WHEREAS, the Sellers desire to sell substantially all of their assets, and Buyer desires to acquire such assets.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

                                    Article I

                           PURCHASE AND SALE OF ASSETS

         1.1 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, the Sellers hereby agree to sell, convey, transfer, assign and deliver to Buyer all of the assets of the Sellers existing on the date hereof other than the Excluded Assets (defined below), whether real, personal, tangible or intangible, including, without limitation, the following assets of the Sellers relating to or used or useful in the operation of the businesses as conducted by the Sellers on and before the date hereof (the "Businesses") (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

                  (a) all tangible personal property of the Sellers (such as machinery, equipment, leasehold improvements, furniture and fixtures, and vehicles), including, without limitation, that which is more fully described on Schedule 1.1(a) hereto (collectively, the "Tangible Personal Property");

                  (b) all of the Sellers' inventory, including without limitation, that which is more fully described on Schedule 1.1(b) hereto (collectively, the "Inventories"), subject to changes in the ordinary course of business since the Balance Sheet Date (as defined in Section 2.1.4 hereof);

                  (c) all of the Sellers' intangible assets, including without limitation, (i) all of the Sellers' rights to the names under which they are incorporated or under which they currently do business, (ii) all of the Sellers' rights to any patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, and copyrights and written know-how, trade secrets, licenses and sublicenses and all other similar proprietary data and the goodwill associated therewith (collectively, the
         "Intellectual Property") used or held in connection with the Businesses, including without limitation, that which is more fully described on Schedule 1.1(c) hereto (the "Seller Intellectual Property") and (iii) the Sellers' phone numbers and all of their account ledgers, sales and promotional literature, computer software, books, records, files and data (including customer and supplier lists), and all other records of the Sellers relating to the Assets or the Businesses, excluding the corporate minute books of the Sellers (collectively, the "Intangibles");

                  (d) those leases, subleases, contracts, contract rights, and agreements relating to the Assets or the operation of the Businesses, specifically listed on Schedule 1.1(d) hereto (collectively, the "Contracts");

                  (e) all of the permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, orders, licenses and other rights of every kind and character (collectively, the "Permits") relating principally to all or any of the Assets or to the operation of the Businesses, including, but not limited to, that which is more fully described on Schedule 1.1(e) hereto (collectively, the "Seller Permits");

                 (f) the goodwill and going concern value of the Businesses; and

                  (g) all other or additional privileges, rights, interests, properties and assets of the Sellers of every kind and description and wherever located that are used in the Businesses or intended for use in the Businesses in connection with, or that are necessary for the continued conduct of, the Businesses.

         The Assets shall not include the following (collectively, the "Excluded Assets"): (i) all of the Sellers' accounts receivable and all other rights of the Sellers to payment for services rendered by the Sellers before the date hereof; (ii) all cash accounts of the Sellers and all petty cash of the Sellers kept on hand for use in the Businesses; (iii) all right, title and interest of the Sellers in and to all prepaid rentals, other prepaid expenses, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets or the Businesses; (iv) all assets in possession of the Sellers but owned by third parties; (v) the corporate charter, related organizational documents and minute books of the Sellers; (vi) the capital stock of 4Star, all of which is held by B&L; and (vii) the cash consideration paid or payable by Buyer to Seller pursuant to Section 1.2 hereof.

         1.2 Consideration for Assets. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of the Sellers and the Shareholders contained herein, Buyer agrees to pay to the Sellers, on the date hereof, the amount of $4,643,400 in the form of a cashier's check or bank check or wire transfer of immediately available funds to an account designated by the Sellers.

         1.3 Liabilities. Effective on the date hereof, Buyer shall assume those, and only those, liabilities and obligations of the Sellers to perform the Contracts to the extent that the Contracts have not been performed and are not in default on the date hereof (the "Assumed Liabilities"). On and after the date hereof, the Sellers shall be responsible for all other liabilities and obligations of the Sellers other than the Assumed Liabilities, including, without limitation, any obligations arising from (i) the labor dispute described in Schedule 2.1.9 hereto, (ii) the litigation described in Schedule 2.1.13 hereto and (iii) the Sellers' employment of those employees of the Sellers listed on Schedule 3.2 hereto before the date hereof (collectively, the "Retained Liabilities").

                                   Article II

                         REPRESENTATIONS AND WARRANTIES
                       OF THE SELLERS AND THE SHAREHOLDER

     2.1 Representations and Warranties of the Sellers and the Shareholders. Each of the Sellers and the Shareholders jointly and severally represents and warrants to Buyer as follows:
                  2.1.1. Organization and Good Standing. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

                  2.1.2.   Agreements  Authorized  and  their  Effect  on  Other
         Obligations. The execution and delivery of this Agreement have been authorized by all necessary corporate and shareholder action on the part of each of the Sellers, and this Agreement is the valid and binding obligation of each of the Sellers and the Shareholders enforceable (subject to normal equitable principals) against each of such parties in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws (or other organizational documents) of any of the Sellers, (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which any of the Sellers or the Shareholders is a party or by which any of the Sellers or the Shareholders or their respective properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator, or other governmental authority to which any of the Sellers or the Shareholders or any of their respective properties are subject.

                  2.1.3. Contracts. Schedule 1.1(d) hereto sets forth a complete list of all contracts, including leases under which any of the Sellers is lessor or lessee, which relate to the Assets and are to be performed in whole or in part after the date hereof. All of the Contracts are in full force and effect, and constitute valid and binding obligations of the Sellers. All of the Sellers' duties, obligations and rights under each of the Contracts are assignable (and are hereby assigned) to Buyer without the consent of any of parties thereto other than the Sellers. None of the Sellers are, and no other party to any of the Contracts is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No Contract has been entered into on terms which could reasonably be expected to have a material adverse effect on the use of the Assets by Buyer. None of the Sellers or the Shareholders have received any information which would cause any of such parties to conclude that any customer of the Sellers will (or is likely to) cease doing business with the Sellers or Buyer as a result of the consummation of the transactions contemplated hereby.

                  2.1.4. Title to and Condition of Assets. The Sellers have good, indefeasible and marketable title to all of the Assets, free and clear of any Encumbrances (defined below). All of the Assets are in a state of good operating condition and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. All of the Assets conform to all applicable laws governing their use. Except as set forth on Schedule 2.1.4 hereto, no notice of any violation of any law, statute, ordinance, or regulation relating to any of the Assets has been received by any of the Sellers or the Shareholders, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights of way, limitations, reservations, restrictions, and other encumbrances of any kind or nature.

     2.1.5. Bulk Sales Act Not Applicable. None of the Sellers are in the business of selling merchandise from stock or manufacturing what it sells.

                  2.1.6. Licenses and Permits. Schedule 1.1(e) hereto sets forth a complete list of all Permits necessary under law or otherwise for the operation, maintenance and use of the Assets in the manner in which they are now being operated, maintained and used. Each of the Seller Permits and the Sellers' rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Sellers subject to administrative powers of regulatory agencies having jurisdiction. Each of the Sellers is in compliance in all material respects with the terms of each of the Seller Permits. None of the Seller Permits have been, or to the knowledge of any of the Sellers or the Shareholders, are threatened to be, revoked, canceled, suspended or modified. Except for the Common Motor Carrier Certificate issued by the Michigan Public Service Commission held by 4Star, all of the Seller Permits are assignable (and are hereby assigned) to Buyer without the consent of any regulatory agency. On and after the date hereof, each of the Seller Permits and Buyer's rights with respect thereto will be valid and subsisting in full force and effect, and enforceable by Buyer subject only to the administrative powers of regulatory agencies having jurisdiction over the assigned Permit.

                  2.1.7. Intellectual Property. Schedule 1.1(c) hereto sets forth a complete list of all Intellectual Property material to or necessary for the continued conduct of the Businesses. The Seller Intellectual Property is owned or licensed by the Sellers free and clear of any Encumbrances. None of the Sellers have granted to any other person any license to use any Seller Intellectual Property. Use of the Seller Intellectual Property will not, and the conduct of the Businesses did not, infringe, misappropriate or conflict with the Intellectual Property rights of others. None of the Sellers or the Shareholders have received any notice of infringement, misappropriation, or conflict with the intellectual property rights of others in connection with the use by any Seller of the Seller Intellectual Property.

                  2.1.8. Financial Statements. Each of the Sellers have delivered to Buyer copies of such Seller's unaudited balance sheet (collectively, the "10/31 Balance Sheets") and related statements of income, retained earnings and cash flows (collectively, the "10/31 Financial Statements") as at and for the ten months (seven months for B&L) ended October 31, 1996 (the "Balance Sheet Date"). The 10/31 Financial Statements, copies of which are attached hereto as Schedule 2.1.8, are true, correct and complete in all material respects and present fairly and fully the financial condition of the applicable Seller as at the dates indicated, and have been prepared in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants ("GAAP") applied on a consistent basis, except as noted therein. Each of the 10/31 Financial Statements include all adjustments which are necessary for a fair presentation of the applicable Seller's results for that period. The inventories of the each of the Sellers reflected in the applicable 10/31 Balance Sheet, or which have thereafter been acquired by such Seller, consist of items of a quality and quantity salable in the normal course of the applicable Business. The values at which such inventories are carried are in accordance with GAAP applied on a consistent basis, and are consistent with the normal inventory level and practices of Seller with respect to the applicable Business.

     2.1.9. Absence of Certain Changes and Events. Other than as a result of the transactions contemplated by this Agreement and except as set forth in Schedule
2.1.9 hereto, since the Balance Sheet Date, there has not been:

     (a) Financial Change. Any adverse change in the Assets, the Businesses or the financial condition, operations, liabilities or prospects of any of the Sellers;
(b) Property Damage. Any damage, destruction, or loss to any of the Assets or the Businesses (whether or not covered by insurance);
(c) Waiver. Any
waiver or release of a  material  right of or claim held by any of the  Sellers;

(d) Change in Assets. Any acquisition, disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any asset of any of the Sellers other than in the ordinary course of business;
(e) Labor Disputes. Any labor disputes
between any of the Sellers and its employees;  or
(f) Other  Changes.  Any other
event or condition known to any of the Sellers or the Shareholders that particularly pertains to and has or might have an adverse effect on the Assets, the operations of the Businesses or the financial condition or prospects of any of the Sellers.

                  2.1.10. Necessary Consents. The Sellers have obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder, including any consents required to assign the Contracts and transfer the Permits.

                  2.1.11. Environmental Matters. None of the current or past operations of the Businesses of any of the Sellers or any of the Assets is being or has been conducted or used in such a manner as to constitute a violation of any Applicable Environmental Laws (defined below). None of the Sellers or the Shareholders have received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any
         Applicable Environmental Laws or regarding any claims for remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws. There are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the knowledge of any of the Sellers or the Shareholders, threatened relating to the ownership, use, maintenance or operation of the Assets or the conduct of the Businesses of the Sellers, nor, to the knowledge of any of the Sellers or the Shareholders, is there any basis for any of the foregoing. Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Applicable Environmental Laws in effect as of the date hereof to operate and use any of the Assets for their current or proposed purposes and uses. To the knowledge of any of the Sellers or the Shareholders, the Assets include all environmental and pollution control equipment necessary for compliance with all Applicable Environmental Laws. There are no environmental conditions or circumstances, including without limitation, the presence or release of any Hazardous Materials, on any property presently or previously owned by the Sellers, or on any property to which Hazardous Materials generated by the Sellers' operations or the use of the Assets were disposed of, which would result in a material adverse change in the business or business prospects of the Sellers. The term "Applicable Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to human health, the environment, or to the storage, treatment,  discharge,  release  or  disposal  of  hazardous  wastes or hazardous substances, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. **9601 et seq.), as amended from time to time, including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and regulations promulgated thereunder, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. **6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) the Federal Water Pollution Control Act (U.S.C.A. *9601 et seq.), as amended, and regulations promulgated thereunder, and (iv) any applicable state laws or regulations relating to the environment. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Applicable Environmental Laws, including, but not limited to, substances defined as "hazardous substances," "hazardous materials," or "hazardous waste" in CERCLA, RCRA, the Hazardous Materials Transportation Act (49 U.S.C. * 1801, et seq.), or comparable state and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes.

                  2.1.12. No ERISA Plans or Labor Issues. No employee benefit plan of any of the Sellers, whether or not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, will by its terms or applicable law, become binding upon or an obligation of Buyer. None of the Sellers have engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on the Assets. Except as set forth in Schedule 2.1.9 hereto, none of the Sellers have any dispute with any of its existing or former employees and there are no labor disputes or, to the knowledge of any of the Sellers or the Shareholders, any disputes threatened by current or former employees of any of the Sellers.

                  2.1.13. Investigations; Litigation. No investigation or review by any governmental entity with respect to any of the Sellers or any of the transactions contemplated by this Agreement is pending or, to the knowledge of any of the Sellers or the Shareholders, threatened, nor has any governmental entity indicated to any of the Sellers or the Shareholders an intention to conduct the same. Except as set forth in
         Schedule  2.1.13  hereto,   there  is  no  suit,   action,   or  legal,
         administrative, arbitration, or other proceeding or governmental investigation pending to which any of the Sellers or the Shareholders is a party or, to the knowledge of any of the Sellers or the Shareholders, might become a party or which particularly affects the Assets.

                  2.1.14. Absence of Certain Business Practices. None of the Sellers, or any officer, employee or agent of any of the Sellers, or any other person acting on behalf of any of the Sellers, have, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the profitable conduct of the Businesses or the profitable use of the Assets, (or to assist the Sellers in connection with any actual or proposed transaction) which if not given in the past, might have had a material adverse effect on the profitable conduct of the Businesses or the profitable use of the Assets, or if not continued in the future, might materially adversely effect the profitable conduct of the Businesses or the profitable use of the Assets.

                  2.1.15. Solvency. None of the Sellers is now insolvent, nor will the Sellers be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent", with respect to a particular Seller, means that the sum of the present fair and saleable value of such Sellers's assets does not and will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent, disputed or undisputed or secured or unsecured.

                  2.1.16. Untrue Statements. The Sellers have made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Businesses and the Assets, and such information covers all commitments and liabilities of Buyer relating principally to the Businesses and the Assets. This Agreement does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

                  2.1.17. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Sellers, the Shareholders and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.


                                   Article III

                    ADDITIONAL AGREEMENTS AND ACKNOWLEDGMENTS

         3.1 Noncompetition. Except as otherwise consented to or approved in writing by Buyer, and subject to Section 3.6 and Section 3.7 hereof, each of the Sellers and the Shareholders agree that for a period of 60 months following the date hereof, such party will not, directly or indirectly, acting alone or as a member of a partnership or a holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in any business in competition with the business or businesses conducted by Buyer (or Buyer's affiliates) or any of the Sellers at the Effective Date, or in any service business the services of which are provided and marketed by Buyer (or Buyer's affiliates) or any of the Sellers at the Effective Date in any state of the United States, or any foreign country in which by Buyer (or Buyer's affiliates) or any of the Sellers transact business on the Effective Date; (ii) request any present customers or suppliers of any of the Sellers to curtail or cancel their business with Buyer; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of Buyer (or Buyer's affiliates) or any of the Sellers or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of Buyer (or Buyer's affiliates) to terminate his employment. Each of the Sellers and the Shareholders agree that if either the length of time or geographical as set forth in this Section 3.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 3.1 are in addition to any other obligations that the Sellers and the Shareholders may have under the laws of any state requiring an employee of a business or a shareholder who sells its assets in a corporation to limit its activities so that the goodwill and business relations of employer and of the corporation whose assets it has sold (and any successor corporation) will not be materially impaired. Each of the Sellers and the Shareholders further agree and acknowledge that Buyer does not have any adequate remedy at law for the breach or threatened breach by any of the Sellers or the Shareholders of this covenant, and agree that Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin such Seller or Shareholder from such breach or threatened breach. If any provisions of this Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each of the Sellers and the Shareholders acknowledges that the covenants set forth in this Section 3.1 are being executed and delivered by such party in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged.

         3.2 Hiring Employees. Schedule 3.2 hereto is a complete and accurate listing of all employees of each of the Sellers that are involved in the operation of the Assets (the "Employees"). Effective as of the date hereof, all of the Employees shall be terminated by the applicable Seller and hired by Buyer. Buyer shall have no liability or obligation with respect to any employee benefits of any Employee except those benefits that accrue pursuant to such Employees' employment with Buyer on or after the date hereof. Each of the Sellers and the Shareholders shall cooperate with Buyer in connection with any offer of employment from Buyer to the employees and use its best efforts to cause the acceptance of any and all such offers. All Employees hired by Buyer shall be at-will employees of Buyer.

         3.3 Allocation of Purchase Price. The parties hereto agree to allocate the purchase price paid by Buyer for the Assets hereunder as set forth on
Schedule 3.3 hereto, and shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the date hereof.

         3.4 Name Change. Each of the Sellers and the Shareholders shall, within thirty (30) days from the date hereof, caused to be filed (i) with the secretary of state of such Seller's state of organization an amendment to the charter (or other applicable organization document) of such Seller changing the name of such Seller from its current name to a name that is not similar to such name, and
(ii) with the appropriate authorities of such Seller's state of organization and any other states such documents as are required to effect such name change, including without limitation, amendments or withdrawals of certificates of authority to do business and assumed name filings. Each of the Sellers and the Shareholders shall, within five (5) days from the date of receipt of confirmation of such filings from the applicable state authorities, cause to be delivered to Buyer copies of all such confirmations.

         3.5 Environmental Reports. The parties hereto acknowledge that as a condition of sale, a Phase I and Phase II Environmental Site Assessment was conducted on the real property owned and operated by the Sellers, which real property is being sold to Buyer in connection with the execution and delivery of this Agreement. The parties hereto further acknowledge that the Phase I and Phase II Environmental Assessment Report dated November 24, 1996 prepared by Gosling Czubak Engineering Sciences, Inc. at the direction of the Sellers and the Shareholders to validate their representations and warranties contained in
Section 2.1.11 hereof (the "Environmental Report") has been made available to Buyer for inspection.

         3.6 Limitation on Noncompetitioon. Irrespective of whether or not the following entities compete with Buyer on the date hereof, the Shareholders may remain employees of and retain their investment and ownership interest in the following entities: (A) S&R Cable, Inc., a Michigan corporation, (B) Midwest Bit Service, Inc., a Michigan corporation, and (C) Sindeco, L.L.C., an Indiana limited liability company (referred to herein collectively with their successors and assigns as the "Shareholder Companies") subject to the following terms and conditions:

         1. In the event that any of the Shareholder Companies expand their business such that such Shareholder Company competes with the business of Buyer or (Buyer's affiliates) as conducted on the date hereof, the covenants of the Shareholders contained in clauses (i) and (ii) of the first sentence of Section
3.1 hereof shall not apply with respect to such new business of such Shareholder Company if and only if (i) none of the Shareholders are employees or consultants of such Sharehoolders Company or otherwise provide any services to such Shareholder Company; (ii) the ownership interests of each of the Shareholders in such Shareholder Company is not greater than their current ownership interest in such Shareholder Company on the date hereof; and (iii) the Sale Condition (as defined in Section 3.7 hereof) is met in accordance with the provisions of
Section 3.7 hereof. Notwithstanding the foregoing, clauses (iii) and (iv) of the first sentence of Section 3.1 hereof shall apply without exception.

         2. In the event that Buyer expands its business such that Buyer competes with the business of any of the Shareholder Companies as conducted on the date hereof, the covenants of the Shareholders contained in clauses (i) and
(ii) of the first sentence of Section 3.1 hereof shall not apply with respect to such new business of Buyer (and clauses (iii) and (iv) of the first sentence of Section 3.1 hereof will apply without exception).

     3.7 Sale Condition . The Sale Condition shall be considered met if the following conditions are met:

         1. The Shareholder(s) owning an interest in the applicable Shareholder Company (the "Offering Shareholder(s)") shall promptly notify Buyer upon the occurrence of the business expansion of such Shareholder Company and as to whether any shareholder, redemption, buy/sell or similar agreements (the "Other Agreements") exist which affect the offer and sale by the Offering Shareholder(s) pursuant to this Section 3.7.

         2. If no Other Agreements exist, the Offering Shareholder(s) shall cause an appraisal of the fair market value of the Offering Shareholder(s)' entire ownership interest in such Shareholder Company to be performed by Plant and Moran, certified public accountants, using the asset appraisal prepared by Superior Auction. The Offering
         Shareholder(s) shall promptly submit a written offer to sell such ownership interest to Buyer at the fair market value determined by the aforementioned appraisal process. Buyer shall have thirty (30) days to accept such offer in writing. If such offer is accepted, the sale shall be consummated within twenty (20) days following the Offering Shareholder(s)' receipt of the written acceptance. If such offer is not accepted within such 30-day period, the offer shall expire and the Sale Condition shall be considered met.

         3. If any Other Agreements exist, the offer and sale hereunder shall be made in compliance with such Other Agreements; provided, however, that if compliance with such Other Agreements does not result in a sale of all of the Offering Shareholder(s)' ownership interest in such Shareholder Company to one or more third parties, the entire unsold ownership interest shall be offered (in accordance with the procedures set forth in paragraph 2 above) to Buyer at a price equal to the lesser of (i) the price at which the Offering Shareholder(s)' ownership interest was offered or sold to such third parties and (ii) the fair market value of the unsold ownership interest as determined by the appraisal process described in paragraph 2 above (if such appraisal is ordered by Buyer). If the entire ownership interest of the Offering Shareholder(s) is sold to one or more third parties and/or Buyer, or if Buyer does not accept the Offering Shareholder(s)' offer to sell the unsold ownership interest in accordance with the procedures set forth in paragraph 2 above, the Sale Condition shall be considered met.

         3.8 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effect the transactions contemplated hereby, including one or more of the Sellers entering into any sublease, subcontract or other agreement with Buyer as is required to enable Buyer to enjoy the benefits of any Contract, Permit or other Asset ineffectively transferred or assigned hereby.


                                   Article IV

                                 INDEMNIFICATION

         4.1  Indemnification  by the  Sellers and the  Shareholder.  Subject to
Section 4.3 hereof, in addition to any other remedies available to Buyer under this Agreement, or at law or in equity, each of the Sellers and the Shareholders shall, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitee shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by any of the Sellers or the Shareholders to perform, their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Sellers or the Shareholders under this Agreement; and (ii) the Retained Liabilities.

         4.2 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 4.1 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 5, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

         4.3 Limitation on Indemnification. To the extent that Buyer suffers Damages as result of the breach by any of the Sellers or the Shareholders of their representations and warranties contained in Section 2.1.11 hereof, the Sellers and the Shareholders shall be responsible for such Damages only to the extent that such Damages in the aggregate exceed $25,000.


                                    Article V

                                  MISCELLANEOUS

         5.1 Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive for a period of 36 months from the date hereof, notwithstanding any investigation made by or on behalf of any of the parties hereto; provided, however, that the representations and warranties contained in Section 2.1.11 hereof shall survive for a period of 12 months from the date hereof notwithstanding any review by Buyer of the Environmental Report. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also, except as provided therein, survive for a period of 36 months from the date hereof notwithstanding any investigation made by any of the parties hereto. All covenants and agreements contained herein shall survive indefinitely without limitation, except as otherwise provided herein.

         5.2 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

         5.3 Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         5.4 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.


                                   If to Buyer

Addressed to:                                With a copy to:
WellTech Eastern, Inc.                       Porter & Hedges, L.L.P.
Two Tower Center, Tenth Floor                700 Louisiana
East Brunswick, New Jersey 08816             Houston, Texas 77210-4744
Attn: General Counsel                        Attention: Samuel N. Allen
Facsimile:  (908) 247-5148                   Facsimile:  (713) 228-1331


                         If to a Seller or a Shareholder

Addressed to:                                With a copy to:
B&L Hotshot, Inc.                            ger, Cotant, Menkes & Aardema, P.C.
415 Seeley Road                              308 W. Main
Kalkaska, Michigan 49646                     Gaylord, Michigan 49735
Attn: Royce Thomas                           Attn: Michael Menkes
Facsimile: (616) 258-8957                    Facsimile: (517) 732-4922


         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

         5.5 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

     5.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         5.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     5.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Michigan.


                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Shareholders have executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

                                                     WELLTECH EASTERN, INC.

                                                     By:
                                      Name:
                                     Title:


                                                     B&L HOTSHOT, INC.

                                                     By:
                                      Name:
                                     Title:


                                                     MCDOWELL & SONS, INC.

                                                     By:
                                      Name:
                                     Title:


                                                     4STAR TRUCKING, INC.

                                                     By:
                                      Name:
                                     Title:

                                  R.B.R., INC.

                                                     By:
                                      Name:
                                     Title:

                                     THE SHAREHOLDERS:

                                     ----------------------------------
                                     Royce D. Thomas

                                     ---------------------------------
                                     John F. McDowell

                                     ----------------------------------
                                     John R. McDowell